SUB-ITEM 77H

               MFS MUNICIPAL SERIES TRUST ON BEHALF OF:

               MFS Alabama Municipal Bond Fund (MAL)

         As of September 30, 2004, the entities no longer beneficially owning 25% or more of any one Series' voting securities, thereby ceasing to be considered controlling entities of such Series, are those entities listed as follows.

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                 Series                        Owner and Address

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MFS Alabama Municipal Bond  Fund       Citigroup Global Markets Inc

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